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                                                                      Exhibit 16

                                  May 16, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

     We have read the first four paragraphs of Item 4 included in the Form 8-K/A dated May 16, 2002 of Gensym Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                              Very truly yours,

                                              /s/ ARTHUR ANDERSEN LLP
                                              -----------------------
                                              Arthur Andersen LLP

cc:      John M. Belchers
         Chief Financial Officer
         Gensym Corporation